INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Bayview Corporation on Form SB-2 of our Auditors' Report, dated June 10, 2003, on the balance sheet of Bayview Corporation as at May 31, 2003, and the related statements of loss, cash flows, and shareholders' equity for the period from inception on September 5, 2002 to May 31, 2003.

In  addition, we consent to the reference to us under the heading
"Interests  Of  Named  Experts And Counsel" in  the  Registration
Statement.




Vancouver,   Canada                      "Morgan    & Company"

November 14, 2003                           Chartered Accountants